FOR IMMEDIATE RELEASE

ACCESS INTEGRATED TECHNOLOGIES, INC. ANNOUNCES FISCAL 2007 SECOND QUARTER RESULTS

– Positive Adjusted EBITDA and EBITDA Loss After Non-Cash Compensation Charge –

-

MORRISTOWN, N.J. – November 3, 2006– Access Integrated Technologies, Inc. (“AccessIT” or the “Company”) (NASDAQ: AIXD) reported a 155% increase in revenues to a record of $9,965,000 for the second quarter ended September 30, 2006. The company posted an Adjusted EBITDA1 (defined below) of positive $704,000, and a basic and diluted loss per share of $0.14, excluding a one-time, non-cash stock-based compensation charge of $2,779,000 or $0.12 per basic and diluted share in the second quarter.  Including this charge, the company posted an EBITDA1 (defined below) loss of $2,075,000 and a net loss of $6,018,000 or $0.26 per basic and diluted share.  The net loss for the quarter includes non-cash expenses for depreciation, amortization of software development, non-cash interest and non-cash stock based compensation aggregating $6,073,000.

For the six months ended September 30, 2006, the company reported a 97% increase in revenues, to $15,541,000.  Also, for the six months ended September 30, 2006, the company posted an Adjusted EBITDA1 of positive $486,000, an EBITDA1 loss of $2,293,000, and a net loss of $8,542,000 or $0.37 per basic and diluted share.  The loss before non-cash expenses was $247,000 or $0.01 per basic and diluted share.  The net loss includes non-cash expenses for depreciation, amortization of software development, non-cash interest and non-cash stock based compensation aggregating $8,295,000.

Bud Mayo, Chief Executive Officer of AccessIT, stated, “We reached one of our principal goals for this fiscal year: positive Adjusted EBITDA for a full quarter.  Our expectations for future quarters are for steady improvement in all key metrics while we continue to pursue our domestic and international growth plans.”

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1           EBTDA is defined by the Company to be earnings before interest, taxes, depreciation and amortization, and other income (expense), net, and non-recurring items. Adjusted EBITDA is defined by the Company to be earnings before interest, taxes, depreciation and amortization, other income (expense), net, non-recurring items, and non-cash stock-based compensation.  EBITDA and Adjusted EBITDA are presented because management believes it provides additional information with respect to the performance of its fundamental business activities.  A reconciliation of EBITDA to Generally Accepted Accounting Principles (“GAAP”) net income is included in the table attached to this release. EBITDA is a measure of cash flow typically used by many investors, but is not a measure of earnings as defined under GAAP, and may be defined differently by others.

Second Fiscal Quarter Highlights

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Revenues for the second quarter increased by 155%, to $9,965,000 from $3,902,000 in the comparable year ago period.  Revenues for the six months ended September 30, 2006 increased to $15,541,000, compared to revenues of $7,873,000 reported in the year ago period, a 97% increase.  Fiscal 2007 second quarter and six month increase in revenues was driven largely by revenues of UniqueScreen Media (“USM”), VPF revenues of Christie/AIX and license fees earned by our Digital Media Services division for its Theatre Command Center software. USM was acquired in this fiscal 2007 second quarter.

•

Adjusted EBITDA[1], which also excludes non-cash stock based compensation, for the three and six month periods ended September 30, 2006 was positive $704,000 and positive $486,000, respectively, compared to Adjusted EBITDA loss of $1,051,000 and $1,574,000 in the comparable year ago periods, respectively. EBITDA[1] for the three and six months ended September 30, 2006 was a loss of $2,075,000 and $2,293,000 respectively, compared to an EBITDA[1] loss of $1,051,000 and $1,574,000 in the comparable year ago periods, respectively.  The decrease in EBITDA[1] was primarily due to non-cash stock based compensation.

•

Loss from operations in the September 2006 quarter increased to $5,346,000, from a loss of $2,386,000 in the comparable year ago quarter.  Loss from operations for the six months ended September 30, 2006 increased to $7,763,000 from a loss of $4,323,000 reported in the comparable year ago period.  The increased loss was due to the reasons referenced above in the EBITDA[1] discussion, as well as higher depreciation and amortization resulting from our increased asset base from the purchase of digital cinema projections systems by Christie/AIX, in connection with its Digital Cinema Roll-Out.

•

Net loss available to common stockholders for the three and six months ended September 30, 2006 decreased to $6,018,000 and $8,542,000, respectively compared to losses of $9,260,000 and $11,750,000 in the year ago periods.

•

At September 30, 2006, the Company had installed 1042 digital cinema systems and 1403 as of today and remains committed to completing 2,000 to 2,500 digital cinema systems installations by April 2007 and complete all 4,000 digital cinema systems installations by October 31, 2007.

CONFERENCE CALL NOTIFICATION

AccessIT will host a conference call to discuss its financial results at 10:30 a.m. EST on Friday, November 3, 2006.  The conference can be accessed by dialing 913.981.5584 at least five minutes before the start of the call. No passcode is required.  The conference call will also be webcast simultaneously and will be accessible via the web on AccessIT’s Web site, www.accessitx.com.  A replay of the call will be available after 1:00 p.m. eastern at 719.457.0820 or 888.203.1112, passcode 4468342.  The replay will be accessible through Friday, November 10th.

Access Integrated Technologies, Inc. (AccessIT) is the industry leader in providing fully integrated software and services to enable the motion picture entertainment industry and all of its constituents to transition from film to digital cinema.  Its studio-backed 4,000 screen ongoing deployment of digital systems is the first and the largest of its kind in the world.  The company’s Theatrical Distribution System software and electronic satellite delivery services provide studios and content owners with a seamless entry into the digital era while its vendor neutral Theatre Command Center and Exhibitor Management System provide exhibitors with all the tools needed to transition to digital cinema.  For more information on AccessIT, visit www.accessitx.com.

Safe Harbor Statement

Investors and readers are cautioned that certain statements contained in this document, as well as some statements in periodic press releases and some oral statements of AccessIT officials during presentations about AccessIT, along with AccessIT ‘s filings with the Securities and Exchange Commission, including AccessIT ‘s registration statements, quarterly reports on Form 10-QSB and annual report on Form 10-KSB, are “forward-looking’’ statements within the meaning of the Private Securities Litigation Reform Act of 1995 (the “Act’’).  Forward-looking statements include statements that are predictive in nature, which depend upon or refer to future events or conditions, which include words such as “expects’’, “anticipates’’, “intends’’, “plans’’, “could”, “might”, “believes’’, “seeks”, “estimates’’ or similar expressions.  In addition, any statements concerning future financial performance (including future revenues, earnings or growth rates), ongoing business strategies or prospects, and possible future actions, which may be provided by AccessIT’s management, are also forward-looking statements as defined by the Act.  Forward-looking statements are based on current expectations and projections about future events and are subject to various risks, uncertainties and assumptions about AccessIT, its technology, economic and market factors and the industries in which AccessIT does business, among other things.  These statements are not guarantees of future performance and AccessIT undertakes no specific obligation or intention to update these statements after the date of this release.

# # #

Contact:

Suzanne Tregenza Moore	Andrew Komendantov
AccessIT	The Dilenschneider Group
973.290.0080	212.922.0900

smoore@accessitx.com

ACCESS INTEGRATED TECHNOLOGIES, INC.CONSOLIDATED
STATEMENTS OF OPERATIONS
(In thousands, except for share and per share data)
(Unaudited)

	Three Months Ended September 30,
	2005	2006
Revenues	$3,902	$9,965

Costs and expenses:
Direct operating	2,892	5,194
Selling, general and administrative	2,041	3,970
Provision for doubtful accounts	12	110
Research and development	154	156
Non-cash stock-based compensation	--	2,779
Depreciation and amortization	1,189	3,102

Total operating expenses	6,288	15,311

Loss from operations	(2,386)	(5,346)

Interest income	81	135
Interest expense	(1,091)	(801)
Non-cash interest expense	(1,109)	(23)
Debt conversion expense	(6,083)	--
Other income (expense), net	1,250	(61)

Loss before income tax benefit	(9,338)	(6,096)
Income tax benefit	78	78

Net loss	$(9,260)	$(6,018)

Net loss available to common stockholders per common share:
Basic and diluted	$(0.71)	$(0.26)

Weighted average number of common shares outstanding:
Basic and diluted	13,047,151	23,613,396

EBITDA and Adjusted EBITDA (as defined)
Reconciliation to GAAP Net Income
(In thousands)
(Unaudited)

	Three Months Ended September 30,
	2005	2006
Net loss	$(9,260)	$(6,018)
Add Back:
Depreciation and amortization	1,189	3,102
Amortization of software development	146	169
Interest income	(81)	(135)
Interest expense	1,091	801
Non-cash interest expense	1,109	23
Debt conversion expense	6,083	--
Other (income) expense, net	(1,250)	61
Income tax benefit	(78)	(78)

EBITDA (as defined)	$(1,051)	$(2,075)

Add Back:
Non-cash stock-based compensation	--	2,779

Adjusted EBITDA (as defined)	$(1,051)	$704

ACCESS INTEGRATED TECHNOLOGIES, INC.CONSOLIDATED
STATEMENTS OF OPERATIONS
(In thousands, except for share and per share data)
(Unaudited)

	Six Months Ended September 30,
	2005	2006
Revenues	7,873	$15,541

Costs and expenses:
Direct operating	5,629	8,616
Selling, general and administrative	3,792	6,456
Provision for doubtful accounts	35	129
Research and development	287	179
Non-cash stock-based compensation	--	2,779
Depreciation and amortization	2,453	5,145

Total operating expenses	12,196	23,304

Loss from operations	(4,323)	(7,763)

Interest income	83	444
Interest expense	(1,524)	(1,104)
Non-cash interest expense	(1,293)	(46)
Debt conversion expense	(6,083)	--
Other income (expense), net	1,234	(229)

Loss before income tax benefit	(11,906)	(8,698)
Income tax benefit	156	156

Net loss	$(11,750)	$(8,542)

Net loss available to common stockholders per common share:
Basic and diluted	$(1.00)	$(0.37)

Weighted average number of common shares outstanding:
Basic and diluted	11,730,966	23,288,537

Access Integrated Technologies, Inc. EBITDA and Adjusted EBITDA (as defined)
Reconciliation to GAAP Net Income
(In thousands)
(Unaudited)

	Six Months Ended September 30,
	2005	2006
Net loss	$(11,750)	$(8,542
Add Back:
Depreciation and amortization	2,453	5,145
Amortization of software development	296	325
Interest income	(83)	(444)
Interest expense	1,524	1,104
Non-cash interest expense	1,293	46
Debt conversion expense	6,083	--
Other (income) expense, net	(1,234)	229
Income tax benefit	(156)	(156)

EBITDA (as defined)	$(1,574)	$(2,293)

Add Back:
Non-cash stock-based compensation	--	2,779

Adjusted EBITDA (as defined)	$(1,574)	$486

Access Integrated Technologies, Inc.
Consolidated Balance Sheets
(In thousands, except for share data)

	March 31, 2006	September 30, 2006
	(Audited)	(Unaudited)
ASSETS
Current assets
Cash and cash equivalents	$36,641	$21,602
Investment securities, available-for-sale	24,000	--
Accounts receivable, net:	1,593	12,492
Unbilled revenue, current portion	1,492	1,659
Prepaid and other current assets	700	1,842
Notes receivable, current portion	43	45

Total current assets	64,469	37,640

Deposits on property and equipment	8,673	8,153
Property and equipment, net	35,878	101,476
Intangible assets, net	2,056	14,125
Capitalized software costs, net	1,680	2,955
Goodwill	9,310	15,095
Accounts receivable, net of current portion	--	188
Deferred costs	148	2,455
Notes receivable, net of current portion	1,122	1,290
Unbilled revenue, net of current portion	42	557
Security deposits	389	431
Restricted cash	180	180
Deferred tax asset	--	1,042

Total assets	$123,947	$185,587

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Accounts payable and accrued expenses	$13,282	$6,011
Current portion of notes payable	1,203	5,554
Current portion of customer security deposits	176	156
Current portion of capital leases	89	77
Current portion of deferred revenue	768	8,475
Current portion of deferred rent expense	100	114

Total current liabilities	15,618	20,387

Notes payable, net of current portion	1,948	54,045
Customer security deposits, net of current portion	40	43
Deferred revenue, net of current portion	66	207
Capital leases, net of current portion	5,978	5,942
Deferred rent expense, net of current portion	918	858
Deferred tax liability	898	1,464

Total liabilities	25,466	82,946

Commitments and Contingencies

Stockholders' equity:
Class A common, $0.001 par value per share; 40,000,000 shares authorized; 22,059,567 and 23,167,696 shares issued and 22,008,127 and 23,116,256 shares outstanding at March 31, 2006 and September 30, 2006, respectively	22	23
Class B common, $0.001 par value per share; 15,000,000 shares authorized; 925,811 and 825,811 shares issued and outstanding, at March 31, 2006 and September 30, 2006, respectively	1	1

Additional paid-in-capital	136,929	149,630
Treasury Stock, at cost; shares	(172)	(172)
Accumulated deficit	(38,299)	(46,841)

Total stockholder's equity	98,481	102,641

Total liabilities and stockholder' equity	$123,947	$185,587

Certain reclassifications of prior period data have been made to conform to the current presentation